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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  November 29, 2003
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                                 TBC Corporation
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             (Exact Name of Registrant as Specified in its Charter)


   Delaware                     0-11579                          31-0600670
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(State or Other               (Commission                       (IRS Employer
Jurisdiction of               File Number)                   Identification No.)
Incorporation)


4770 Hickory Hill Road, Memphis, Tennessee                      38141
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(Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code:  (901) 363-8030
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                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)






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Item 2.  Acquisition or Disposition of Assets.
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         On November 29, 2003, TBC Corporation ("TBC") acquired all of the outstanding capital stock of NTW Incorporated, a Delaware corporation ("NTB"), from Sears, Roebuck & Co. ("Sears").

         Pursuant to the Stock Purchase Agreement, dated September 21, 2003, between TBC and Sears (the "Agreement"), the purchase price payable to Sears for NTB was $225 million, which was paid by TBC in cash at the closing. The purchase price payable to Sears was determined in arms length negotiations conducted by TBC with Sears. TBC will also pay Sears an estimated $35-40 million for the book value of inventory on hand in the NTB stores on the date of the closing.

         NTB operates 225 National Tire and Battery retail tire stores. NTB's stores are located in nineteen states which, with the exception of Texas, are in the eastern and midwestern United States. NTB's retail tire stores market a broad selection of nationally advertised brand name tires and provide full service tire replacement, including tire balancing, wheel alignment, and extended service programs and warranties. The stores also offer under-car maintenance service including brake repairs, suspension system replacement, and drive line repair. Sales of tires accounted for approximately 65% of the 2002 sales volume of the NTB stores.

         For the year ended December 31, 2002, NTB generated sales of $463,296,000. At December 31, 2002, NTB had consolidated total assets of $219,832,000, approximately $161,701,000 of which consisted of property, plant, and equipment, $48,142,000 of which consisted of current assets, and the balance of which was represented by intangibles and other assets.

         Prior to the closing, NTB owned 89 of the retail tire stores it operated, and the balance of the stores were leased. As described in greater detail in Item 5 below, contemporaneously with the closing of the acquisition, TBC caused NTB to sell 86 of the retail stores it owned and to lease them back from third party lessors. At the present time, it is expected that NTB's remaining physical assets will be utilized substantially in the manner in which such assets were used prior to the acquisition. Notwithstanding the foregoing, TBC reserves the right to make changes in the business operations of NTB or the utilization of its physical assets from time to time as TBC deems the same to be necessary or appropriate.

         To enable TBC to fund its acquisition of NTB, in addition to the sale and leaseback transaction involving 86 of the NTB stores, TBC amended and restated its revolving credit and term loan facilities with its banks and borrowed an additional $65,000,000 on a term basis thereunder. TBC also amended its existing senior note agreements with The Prudential Insurance Company of America and certain of its affiliates, managed funds, and accounts. See Item 5 below.

         The NTB stores were operated as a division of Sears and were fully integrated into Sears' retail network, including its point of sale and distribution systems. Because the NTB stores do not have standalone computer systems or distribution centers, TBC entered into a Transition Services Agreement with Sears contemporaneously with the closing of the acquisition. Pursuant to the terms of the Transition Services Agreement, Sears will provide information systems, human resources, accounts payable, accounting and financial reporting, commercial credit, buying, and supply chain services to the NTB stores until TBC can expand its


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distribution system and convert the NTB stores to TBC's existing point of sale, operating, and reporting system for company-operated retail stores. Sears is obligated to provide these transition services to the NTB stores for up to six months after the November 29, 2003 closing, and TBC has the right to extend these transition services for up to three additional months.

         TBC expects that the fees paid to Sears for services under the Transition Services Agreement, exclusive of product costs and distribution charges payable on a per unit basis, will total approximately
$1,700,000.


Item 5.  Other Matters and Required FD Disclosure.
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         To enable TBC to consummate its acquisition of NTB, on November 29,
2003, TBC amended and restated its existing agented credit facilities with its banks (the "Amended and Restated Credit Agreement") to modify certain of the covenants set forth therein and to provide TBC with an additional $65,000,000 in term loans to be repaid on or before April 1, 2008. After the amendment and restatement and the borrowing of the additional $65,000,000 in term loans, TBC had a total of $149,667,000 in term loans outstanding under the facilities. The Amended and Restated Credit Agreement continues to provide TBC with the ability to borrow up to $121,500,000 on a revolving credit basis and to increase that amount by an additional $28,500,000, if TBC and one or more of the banks so agree.

         On November 29, 2003, TBC also amended its Second Amended and Restated Note Agreement, dated as of April 1, 2003, with The Prudential Insurance Company of America ("Prudential"), and its Note Purchase Agreement, dated April 1, 2003, with Prudential and certain of its affiliates, managed funds, and accounts (collectively, the "Prudential Note Agreements"), to modify the interest rates payable thereunder and to conform the covenants set forth therein to make them consistent with the covenants set forth in the Amended and Restated Credit Agreement.

         TBC's obligations under the Amended and Restated Credit Agreement and the Prudential Note Agreements, as amended, continue to be secured by substantially all of the assets of TBC and its subsidiaries, including a pledge of the capital stock of or other equity interests in TBC's subsidiaries.

         The Amended and Restated Credit Agreement and the Prudential Note Agreements, as amended, contain representations, warranties, and covenants by TBC which are typical in such financing transactions, including covenants relating to TBC's maintenance of certain financial ratios and which restrict the ability of TBC and its subsidiaries to, among other things, incur additional debt, place liens upon assets, provide guarantees, make loans and investments, transfer assets, and pay dividends or repurchase capital stock.

         Also on November 29, 2003, TBC caused NTB to sell to Realty Income Corporation and certain of its affiliated entities (collectively, "RIC"), 86 of the 89 retail tire stores owned by NTB and to lease those stores back from RIC. The aggregate purchase price received for the 86 retail tire stores was $134,041,000 (excluding reimbursement of certain closing-related expenses) and was used by TBC to pay a portion of the $225 million purchase price payable for NTB. The leases under which NTB leased the 86 retail stores back from RIC provide for an


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initial term of 20 years, plus four, five year renewal options. As part of the transaction, TBC guaranteed NTB's performance of its obligations to RIC under the leases.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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         (a)      Financial Statements of Businesses Acquired. *

         (b)      Pro Forma Financial Information. *

         (c)      Exhibits.

                  See Exhibit Index.


* The financial statements and pro forma financial information required by Item 7 are not included in this Report because of the impracticability of providing such items at the time this Report is being filed. TBC intends to file such financial statements and pro forma financial information promptly, but in no event later than February 13, 2004.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               TBC CORPORATION
                               ---------------
                               (Registrant)



December 15, 2003              By: /s/ LAWRENCE C. DAY
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                                   Lawrence C. Day,
                                   President and Chief Executive Officer




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                                  EXHIBIT INDEX

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
Exhibit No. and Description:
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
(2)      Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession.

         2.1 Stock Purchase Agreement, dated September 21, 2003, by and between TBC Corporation and Sears, Roebuck & Co. was filed as
                  Exhibit 2.1 to the TBC Corporation Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 and is incorporated herein by reference.

         2.2 First Amendment, dated as of November 28, 2003, to Stock Purchase Agreement, dated September 21, 2003, by and between TBC Corporation and Sears, Roebuck & Co.




(4)      Instruments Defining the Rights of Security Holders, Including Indentures.

         4.1 $273,500,000 Amended and Restated Credit Agreement, dated as of November 29, 2003, among TBC Corporation, the Lenders party thereto, U.S. Bank National Association, as Documentation Agent, SunTrust Bank, as Syndication Agent, First Tennessee Bank National Association, as Administrative Agent, and JP Morgan Chase Bank, as Co-Administrative Agent.

         4.2 Amendment No. 1, dated as of November 29, 2003, to Second Amended and Restated Note Agreement, dated as of April 1, 2003, between TBC Corporation and The Prudential Insurance Company of America, including as Exhibits B and C thereto the amended form of Variable Rate Senior Notes issued thereunder.

         4.3 Amendment No. 1, dated as of November 29, 2003, to Note Purchase Agreement, dated as of April 1, 2003, among TBC Corporation, The Prudential Insurance Company of America, and certain of its affiliates, managed funds, and accounts purchasing Notes.


         4.4      Amendment No. 1, dated November 29, 2003, to Deed of Trust,
                  Assignment of Leases and Security Agreement, dated as of March
                  31, 2003, executed by TBC Corporation in favor of JP Morgan Chase
                  Bank, as collateral agent and beneficiary.


         4.5      Guarantee and Collateral Agreement, dated as of March 31, 2003, executed by TBC Corporation and the subsidiaries of TBC
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
                  Corporation in favor of JPMorgan Chase Bank, as collateral agent.


         4.6      First Amendment, dated November 29, 2003, to Guarantee and
                  Collateral Agreement, dated as of March 31, 2003, executed by TBC
                  Corporation and the subsidiaries of TBC Corporation in favor of
                  JPMorgan Chase Bank, as collateral agent.


         4.7 Intercreditor Agreement, dated as of March 31, 2003, among various secured lenders to TBC Corporation.


         4.8 First Amendment, dated as of November 29, 2003, to Intercreditor Agreement, dated March 31, 2003, among various secured lenders to TBC Corporation.


(10)     Material Contracts.

         10.1 Transition Services Agreement, dated November 29, 2003, by and between TBC Corporation and Sears, Roebuck & Co.


         10.2 Purchase Agreement and Escrow Instructions, dated October 23, 2003, between TBC Corporation and Realty Income Corporation or its assignee (including Crest Net Lease, Inc. and Realty Income Texas Properties, L.P.), including as Exhibit B thereto the form of Land and Building Lease Agreement to be executed by NTW Incorporated, together with a schedule setting forth certain information with respect to the leases so executed by NTW Incorporated.


(23)     Consents of Experts and Counsel.

         23.1 The consent of Deloitte & Touche LLP to the inclusion in this Report on Form 8-K, and to the incorporation into certain S-8 registration statements of TBC Corporation, of Deloitte & Touche's report, dated August 25, 2003, on the financial statements of NTW Incorporated at and for each of the three years in the period ended December 28, 2002, will be filed by amendment at the time such financial statements are filed.

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